Administrative Services Agreement
                        Franklin Templeton Services, LLC
                  Preferred Life Insurance Company of New York

THIS AGREEMENT, by and between Franklin Templeton Services, LLC (the "Fund Administrator"), and Allianz Life Insurance Company of North America (the "Company"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust"), which Funds are specified in the Participation Agreement, as may be amended from time to time, among the Company, the Trust, and Franklin Templeton Distributors, Inc. (the "Underwriter"), among others, dated October 1, 2003 (the "Participation Agreement").

1. Administrative Services. Administrative services for the Company's Separate Accounts (the "Account" or "Accounts") which invest in the Funds pursuant to the Participation Agreement, and administrative services for purchasers of variable life and annuity contracts (the "Contracts") issued through the Accounts, are and shall be the responsibility of the Company. Administrative services with respect to the Funds in which the Accounts invest, and for purchasers of shares of the Funds, are and shall be the responsibility of the Fund Administrator or its affiliates. The Company has agreed to assist the Fund Administrator, as the Fund Administrator may request from time to time, with the provision of administrative services ("Administrative Services") to the Funds, on a sub-administration basis, as they may relate to the investment in the Funds by the Accounts. It is anticipated that the Administrative Services may include, but may not be limited to, the services listed on Schedule A.

2. Administrative Expense Payments. The Fund Administrator recognizes the Company, on behalf of the Accounts, as the shareholder of shares of the Funds purchased under the Participation Agreement on behalf of the Accounts. The Fund Administrator further recognizes that it will derive a substantial administrative convenience by virtue of having the Company be the shareholder of record of shares of the Funds purchased under the Participation Agreement, rather than multiple shareholders having record ownership of such shares. The Fund Administrator recognizes that the Company will provide administrative services necessary to facilitate investment in the Funds.

In consideration of the Administrative Services provided by the Company and the administrative convenience resulting to the Fund Administrator described above, the Fund Administrator agrees to pay the Company a fee as set forth in Schedule B.

3. Computation of Administrative Expense Payments. As soon as practicable after the end of each quarter, the Con+nary will send the Fund Administrat:,7, at the address indicated in this Paragraph 3 and in the manner set forth below, a statement of the average daily net assets for the preceding quarter, of shares of the Fund as to which the fee stated in Schedule B is to be calculated. The Fund Administrator will calculate and pay the Company its fee within thirty (30) days after the end of the three-month periods ending in January, April, July and October. Such payment will be by wire transfer unless the amount thereof is less than $500. Wire transfers will be sent to the bank account and in the manner specified by the Company. Such wire transfer will

2004 0210 Preferred Life Admin Svc Agreement


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


be separate from wire transfers of redemption proceeds and distributions. Amounts less than $500 shall be paid by check or by another method acceptable to both parties.

For purposes of this Paragraph 3, the average daily net asset value of the shares of a Fund will be based on the net assets reported by the Trust on behalf of each Fund to the Company. No adjustments will be made to such net assets to correct errors in the net asset value so reported for any day unless such error is corrected and the corrected net asset value per share is reported to the Company before 5:00 p.m. Eastern time on the first Business Day after the day to which the error relates. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

For  purposes of this  Paragraph 3, the address  shall be Corporate  Accounting,
Franklin  Resources,   One  Franklin  Parkway,  San  Mateo,   California  94403;
Attention: Mike Corcoran, Manager.

4. Confidentiality of Payment Rate. The Company acknowledges that the rate and amount of payments to be made to the Company under this Agreement are proprietary and confidential information of the Fund Administrator and its affiliates, and that disclosure of this information to third parties may cause damage to Fund Administrator or its affiliates. The Company agrees to take any and all reasonable actions to limit disclosure of this information to only those of its employees, officers, consultants and agents who need the information in order to perform their duties, and to notify such persons of the terms of this paragraph. In the event any other party seeks to compel disclosure of confidential information through judicial or administrative process, then the Company shall promptly give the Fund Administrator written notice of such demand and, if requested by the Fund Administrator, shall cooperate in the Fund Administrator's efforts to challenge or limit any such disclosure. Violation of the confidentiality provision shall be grounds for immediate termination of the Agreement by the Fund Administrator in its sole discretion. Nothing in this Agreement shall prevent the Company from disclosing the existence of this Agreement in the Contracts' prospectuses or elsewhere.

5. Nature of Payments. The parties to this Agreement recognize and agree that the Fund Administrator's payments to the Company relate to Administrative Services only and do not constitute payment in any manner for investment advisory services, for costs of distribution of Contracts or of shares of the Fund, or for services that the Company is otherwise required to perform, and that these payments are not otherwise related to investment advisory or distribution services or expenses. The amount of the payments made by the Fund Administrator to the Company under this Agreement shall not be deemed to be conclusive with respect to actual administrative expenses incurred by the Company or savings of the Fund Administrator.

6. Notice. Any notice shall be sufficiently given when sent by registered or certified mail ,W the other party at the address of such party set forth in Schedule C of this Agreement or at such other address as such party may from time to time specify in writing to the other party. The quarterly statements called for in Paragraph 3 above should be sent to the Fund Administrator at the address specified in Paragraph 3.

7. Termination. This Agreement may be terminated upon thirty (30) days' written notice from one party to the other party.

2004 0210 Preferred Life Admin Svc Agreement

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


8. Representation. The Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to Administrative Services.

9. Amendment. This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

10. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such limitation shall not apply should the Fund Administrator cease to be the fund administrator for the Trust and the successor fund administrator for the Trust is willing to assume Fund Administrator's responsibilities hereunder.

11. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

12. Entire Agreement. This Agreement, together with the attached Schedules, contains the entire agreement among the parties with respect to the matters dealt with herein, and supersedes any prior or inconsistent agreements, documents, understandings or arrangements among the parties with respect to the subject matter of this Agreement.

13. Indemnification. This Agreement will be subject to the indemnification provisions of the Participation Agreement.

14. Arbitration. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association. Each party will pay its own costs and expenses. Judgment upon any arbitration award may be entered by any court having jurisdiction. This Agreement shall be interpreted in accordance with the laws of the state of California and shall be subject to any applicable federal securities laws.

15. Trust Not a Party. The parties to this Agreement acknowledge and agree that the Trust is not directly or indirectly a party to this Agreement. If, however, the Trust shall be so deemed, the parties to this Agreement acknowledge and agree that any liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied out of the assets of the Trust and that no trustee, officer, agent or holder of shares of beneficial interest of the Trust or any Fund will be personally liable for such liabilities. No Fund of the Trust will be liable for the obligations or liabilities of any other Fund.

2004 0210 Preferred Life Admin Svc Agreement

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


This Agreement is dated October 1, 2003.



                                    PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

                                    By:Christopher H. Pinkerton
                                    ____________________________
                                    Name:  Christopher H. Pinkerton
                                    Title: Senior Vice President


                                    FRANKLIN TEMPLETON SERVICES, LLC

                                    By: Leslie M. Kratter
                                    ____________________________
                                    Name: Leslie M. Kratter
                                    Title: Senior Vice President

2004 0210 Preferred Life Admin Svc Agreement

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


                                   Schedule A

                            Administrative Services

Maintenance of Books and Records

o Assist as necessary to maintain book entry records on behalf of the Funds regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Fund shares.

o Maintain general ledgers regarding the Accounts' holdings of Fund shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other contract owner service providers.

Communication with the Funds

o Serve as the designee of the Funds for receipt of purchase and redemption orders from the Account and to transmit such orders, and payment therefor, to the Funds.

o Coordinate with the Funds' agents respecting daily valuation of the Funds' shares and the Accounts' units.

o Purchase Orders

     - Determine net amount available for investment in the Funds.

     - Deposit receipts at the Funds' custodians (generally by wire transfer).

     - Notify the custodians of the estimated amount required to pay dividends or distributions.

o        Redemption Orders

     - Determine net amount required for redemptions by the Funds.

     - Notify the custodian and Funds of cash required to meet payments.

o Purchase and redeem shares of the Funds on behalf of the Accounts at the then-current price in accordance with the terms of each Fund's then current prospectus.

o Assistance in enforcing procedures adopted on behalf of the Trust to reduce, discourage, or eliminate market timing transactions in a Fund's shares in order to reduce or eliminate adverse effects on a Fund or its shareholders.

Processing Distributions from the Funds

o    Process ordinary dividends and capital gains.

o    Reinvest the Funds' distributions.


2004 0210 Preferred Life Admin Svc Agreement

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

Reports

o Periodic information reporting to the Funds, including, but not limited to, furnishing registration statements, prospectuses, statements of additional information, reports, solicitations for instructions, sales or promotional materials and any other filings with the Securities and Exchange Commission with respect to the Accounts invested in the Funds.

o    Periodic  information   reporting  about  the  Funds  to  contract  owners,
     including necessary delivery of the Funds' prospectus and annual and semi-annual reports.

Fund-related Contract Owner Services

o Maintain adequate fidelity bond or similar coverage for all Company officers, employees, investment advisors and other individuals or entities controlled by the Company who deal with the money and/or securities of the Funds.

o Provide general information with respect to Fund inquiries (not including information about performance or related to sales).

o Provide information regarding performance of the Funds and the subaccounts of the Accounts.

o Oversee and assist the solicitation, counting and voting or contract owner voting interests in the Funds pursuant to Fund proxy statements.

 Other Administrative Support

o    Provide other  administrative and legal compliance support for the Funds as
     mutually   agreed   upon  by  the   Company  and  the  Funds  or  the  Fund
     Administrator.

o Relieve the Funds of other usual or incidental administrative services provided to individual contract owners.


2004 0210 Preferred Life Admin Svc Agreement

                                   Schedule B
                         Administrative Expense Payments

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

------------------------------------------------------------------------------------------------------------------------
                                                                                                    Beginning of
     #      Product Name/                       Funds of the Trust                     Fee           Period for
        Securities Act No.                                                             Rate         Computation of
                                                                                                          Fee
------------------------------------------------------------------------------------------------------------------------
   1.   USAllianz             Class 2 shares:                                          0.20%           10/01/03
        Advantage
        333-19699
                            --------------------------------------------------------
                              Franklin Aggressive Growth Securities Fund
                              Franklin Global Communications Securities Fund
                              Franklin Growth and Income Securities Fund
                              Franklin High Income Fund
                              Franklin Income Securities Fund
                              Franklin Large Cap Growth Securities Fund
                              Franklin Rising Dividends Securities Fund
                              Franklin Small Cap Fund
                              Franklin Small Cap Value Securities Fund
                              Franklin U.S. Government Fund
------------------------------------------------------------------------------------------------------------------------
   2.   Valuemark II          Class 1 shares:                                          0.10%           10/01/03
        33-26646
                            --------------------------------------------------------
                              Franklin Aggressive Growth Securities Fund
                              Franklin Global Communications Securities Fund
                              Franklin Growth and Income Securities Fund
                              Franklin High Income Fund
                              Franklin Income Securities Fund
                              Franklin Large Cap Growth Securities Fund
                              Franklin Real Estate Fund
                              Franklin Rising Dividends Securities Fund
                              Franklin Small Cap Fund
                              Franklin U.S. Government Fund
------------------------------------------------------------------------------------------------------------------------
   3.   Valuemark II          Franklin Money Market Fund - Class 1                     0.05%           10/01/03
        33-26646
------------------------------------------------------------------------------------------------------------------------


2004 0210 Preferred Life Admin Svc Agreement


                                      B-1


------------------------------------------------------------------------------------------------------------------------
                                                                                                     Beginning of
   #      Product Name/                       Funds of the Trust                        Fee           Period for
        Securities Act No.                                                             Rate         Computation of
                                                                                                          Fee
------------------------------------------------------------------------------------------------------------------------
   4.   Valuemark            Class 1 shares:                                           0.10%           10/01/03
        Income Plus (NY)
        333-19173
                            --------------------------------------------------------
                             Franklin Global Communications Securities Fund
                             Franklin Growth and Income Securities Fund Franklin
                             High Income Fund Franklin Income Securities Fund
                             Franklin Large Cap Growth Securities Fund Franklin
                             Real Estate Fund Franklin Rising Dividends
                             Securities Fund Franklin Small Cap Fund Franklin
                             Small Cap Value Securities Fund Mutual Discovery
                             Securities Fund Mutual Shares Securities Fund
                             Templeton Developing Market Securities Fund
                             Templeton Foreign Securities Fund Templeton Global
                             Asset Allocation Fund
------------------------------------------------------------------------------------------------------------------------
   5.   Valuemark            Franklin Money Market Fund - Class 1                      0.05%           10/01/03
        Income Plus (NY)
        333-19173
------------------------------------------------------------------------------------------------------------------------
   6.   Valuemark IV         Class 1 shares:                                           0.10%           10/01/03
        333-19699
                            --------------------------------------------------------
                             Franklin Aggressive Growth Securities Fund Franklin
                             Global Communications Securities Fund Franklin
                             Growth and Income Securities Fund Franklin High
                             Income Fund Franklin Income Securities Fund
                             Franklin Large Cap Growth Securities Fund Franklin
                             Real Estate Fund Franklin Rising Dividends
                             Securities Fund Franklin S&P 500 Index Fund
                             Franklin Small Cap Fund
------------------------------------------------------------------------------------------------------------------------
   7.   Valuemark IV         Franklin Money Market Fund - Class 1                      0.05%           10/01/03
        333-19699
------------------------------------------------------------------------------------------------------------------------

2004 0210 Preferred Life Admin Svc Agreement

                                   Schedule C
                              Addresses for Notices


If  to the Company:               Preferred Life Insurance Company of
                                  New York 152 West 57th Street,  18th
                                  Floor New York,  New York 10019
                                  Attention:  Eugene Long


If  to the Fund Administrator:    Franklin Templeton  Services,  LLC One
                                  Franklin Parkway San Mateo, California 94403
                                  Attention: Karen Skidmore

With a copy to:                   Franklin Templeton Investments One Franklin
                                  Parkway  San Mateo,California 94403 Attention:
                                  Murray Simpson General Counsel



2004 0210 Preferred Life Admin Svc Agreement


                                       C